As filed with the Securities and Exchange Commission on January 18, 2001
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)

                                   ----------

            Delaware                                            86-062904
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                        MICROCHIP TECHNOLOGY INCORPORATED
                          2355 West Chandler Boulevard
                          Chandler, Arizona 85224-6199
                                 (480) 792-7200
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                TELCOM SEMICONDUCTOR, INC. 1994 STOCK OPTION PLAN
              TELCOM SEMICONDUCTOR, INC. 1996 DIRECTOR OPTION PLAN
          TELCOM SEMICONDUCTOR, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
         TELCOM SEMICONDUCTOR, INC. 2000 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the Plans)

                                   ----------

                                  Steve Sanghi
                               Chairman, President
                           and Chief Executive Officer
                          2355 West Chandler Boulevard
                          Chandler, Arizona 85224-6199
                                 (480) 792-7200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                 WITH COPIES TO:
                               Michael J. Kennedy
                              J. Robert Suffoletta
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                                   ----------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

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

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                              PROPOSED
                                                              MAXIMUM         PROPOSED
                                               AMOUNT         OFFERING         MAXIMUM
     TITLE OF EACH CLASS OF                     TO BE         PRICE PER       AGGREGATE        AMOUNT OF
   SECURITIES TO BE REGISTERED               REGISTERED(1)   SHARE(2)(3)   OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
TelCom Semiconductor, Inc. 1994 Stock
Option Plan
Common Stock, $0.01 par value                 1,524,375        $16.88(2)   $25,731,450.00      $6,433.00
------------------------------------------------------------------------------------------------------------
TelCom Semiconductor, Inc. 1996 Director
Option Plan
Common Stock, $0.01 par value                    27,030        $17.25(2)   $   466,267.50      $  117.00
------------------------------------------------------------------------------------------------------------
TelCom Semiconductor, Inc. 1996 Employee
Stock Purchase Plan
Common Stock, $0.01 par value                    31,800        $20.43(3)   $   649,674.00      $  163.00
------------------------------------------------------------------------------------------------------------
TelCom Semiconductor, Inc. 2000
Nonstatutory Stock Option Plan
Common Stock, $0.01 par value                   321,975        $38.03(2)   $12,244,709.00      $3,061.00
------------------------------------------------------------------------------------------------------------
TOTAL                                         1,905,180                    $39,092,100.50      $9,774.00
============================================================================================================

(1) Represents shares of Microchip Common Stock issuable upon exercise of stock options granted pursuant to the plans. In connection with the Registrant's acquisition of TelCom Semiconductor, Inc., the Registrant has assumed the obligation to issue shares of common stock upon exercise of the stock options issued under the plans.

(2) With respect to the TelCom Semiconductor, Inc. 1994 Stock Option Plan, the TelCom Semiconductor, Inc. 1996 Director Option Plan and the TelCom Semiconductor, Inc. 2000 Nonstatutory Stock Option Plan, estimated in accordance with Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the computation is based upon the weighted average exercise price of the options covered under each plan.

(3) With respect to the TelCom Semiconductor, Inc. 1996 Employee Stock Purchase Plan, estimated for the purpose calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 85% of the average of the high and low prices of Microchip Common Stock reported on the Nasdaq National Market on January 10, 2001 (the "Market Price").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction "E" to Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-59686) filed with the Securities and Exchange Commission ("SEC") on March 17, 1993, the contents of the Registration Statement on Form S-8 (No. 33-80072) filed with the SEC on June 10, 1994, the contents of the Registration Statement on Form S-8 (No. 33-81690) filed with the SEC on July 18, 1994, the contents of the Registration Statement on Form S-8 (No. 33-83196) filed with the SEC on August 24, 1994, the contents of Registration Statement on Form S-8 (No. 333-872) filed with the SEC on January 23, 1996, the contents of Registration Statement on Form S-8 (No. 333-40791) filed with the SEC on November 21, 1997, the contents of Registration Statement on Form S-8 (No. 333-67215) filed with the SEC on November 13, 1998, the contents of Registration Statement on Form S-8 (No. 333-93571) filed with the SEC on December 23, 1999, and the contents of Registration Statement on Form S-8 (No. 333-51322) filed with the SEC on December 6, 2000.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference in this registration statement the following documents previously filed with the SEC:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000.

          (c) The Registrant's Current Reports on Form 8-K filed on the following dates: July 26, 2000; October 30, 2000; and January 17, 2001.

          (d) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995, including any amendment or report updating such description.

          (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------
4.1 TelCom Semiconductor, Inc. 1994 Stock Option Plan and forms of agreements used thereunder

4.2 TelCom Semiconductor, Inc. 1996 Director Option Plan and forms of agreements used thereunder

4.3 TelCom Semiconductor, Inc. 1996 Employee Stock Purchase Plan and forms of agreements used thereunder

4.4 TelCom Semiconductor, Inc. 2000 Nonstatutory Stock Option Plan and forms of agreements used thereunder

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

23.1   Consent of KPMG LLP, Independent Auditors

23.2   Consent of Wilson Sonsini Goodrich & Rosati,  P.C.  (contained in Exhibit
       5.1)

24.1   Power of Attorney (contained on signature page hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on January 18, 2001.


                                     MICROCHIP TECHNOLOGY INCORPORATED


                                     By: /s/ Gordon W. Parnell
                                         --------------------------------------
                                         Gordon W. Parnell
                                         Vice President, Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Microchip Technology Incorporated, a Delaware corporation, do hereby constitute and appoint Gordon W. Parnell and Mary K. Simmons, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as a part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                   DATE
---------                                              -----                                   ----
/s/ Steve Sanghi                        Chairman of the Board of Directors,               January 18, 2001
---------------------------             President and Chief Executive Officer
Steve Sanghi                            (Principal Executive Officer)


/s/ Gordon W. Parnell                   Vice President, Chief Financial                   January 18, 2001
---------------------------             Officer (Principal Accounting and
Gordon W. Parnell                       Financial Officer)


/s/ Albert J. Hugo-Martinez             Director                                          January 18, 2001
---------------------------
Albert J. Hugo-Martinez


/s/ L.B. Day                            Director                                          January 18, 2001
---------------------------
L.B. Day


/s/ Matthew W. Chapman                  Director                                          January 18, 2001
---------------------------
Matthew W. Chapman


/s/ Wade F. Meyercord                   Director                                          January 18, 2001
---------------------------
Wade F. Meyercord

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

4.1 TelCom Semiconductor, Inc. 1994 Stock Option Plan and forms of agreements used thereunder

4.2 TelCom Semiconductor, Inc. 1996 Director Option Plan and forms of agreements used thereunder

4.3 TelCom Semiconductor, Inc. 1996 Employee Stock Purchase Plan and forms of agreements used thereunder

4.4 TelCom Semiconductor, Inc. 2000 Nonstatutory Stock Option Plan and forms of agreements used thereunder

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

23.1   Consent of KPMG LLP, Independent Auditors

23.2   Consent of Wilson Sonsini Goodrich & Rosati,  P.C.  (contained in Exhibit
       5.1)

24.1   Power of Attorney (contained on signature page hereto)